EXHIBIT 99.1

Aptalis Pharma Announces FDA Approval of ULTRESA™ Pancrelipase Delayed Release Capsules and VIOKACE™ Pancrelipase Tablets

BRIDGEWATER, NJ—(Marketwire – March 1, 2012) - Aptalis Pharma, a global specialty pharmaceutical company focused on gastrointestinal diseases and cystic fibrosis, announced that the U.S. Food and Drug Administration (FDA) has approved ULTRESATM and VIOKACETM.

ULTRESATM (Pancrelipase) Delayed Release Capsules is indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis (CF) or other conditions. VIOKACETM (Pancrelipase) Tablets is indicated for the treatment of exocrine pancreatic insufficiency due to chronic pancreatitis or pancreatectomy.

Frank Verwiel, M.D., President and Chief Executive Officer of Aptalis Pharma, stated, “We are very pleased to be able to bring ULTRESATM and VIOKACETM to patients with exocrine pancreatic insufficiency. With the FDA’s approval of these products, more options are now available to those patients, their caregivers and their physicians. This is an important milestone which reinforces Aptalis’ longstanding commitment to serving their needs.”

Aptalis looks forward to launching ULTRESATM and VIOKACETM in the U.S. in the near future.

Important Prescribing Information for ULTRESATM

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Fibrosing colonopathy is associated with high-dose use of pancreatic enzyme replacement. Exercise caution when doses of ULTRESATM exceed 2,500 lipase units/kg of body weight per meal (or greater than 10,000 lipase units/kg of body weight per day).

•	ULTRESATM is not interchangeable with any other pancrelipase product.

•	To avoid irritation of oral mucosa, do not chew ULTRESATM or retain in mouth.

•	Exercise caution when prescribing ULTRESATM to patients with gout, renal impairment, or hyperuricemia.

•	There is theoretical risk of viral transmission with all pancreatic enzyme products including ULTRESATM.

•	Exercise caution when administering pancrelipase to a patient with a known allergy to proteins of porcine origin.

•	The most common adverse reactions (≥7% of patients treated with ULTRESATM) were headache, pharyngolaryngeal pain, and epistaxis.

•	Use of ULTRESATM in pediatric patients is limited by the available capsule dosage strengths and their ability to provide the recommended dose based on age and weight.

For complete information about safety, warnings and precautions for ULTRESATM, please click here for the full Prescribing Information and Medication Guide.

Important Prescribing Information for VIOKACETM

•

Fibrosing colonopathy is associated with high-dose use of pancreatic enzyme replacement. Exercise caution when doses of VIOKACETM exceed 2,500 lipase units/kg of body weight per meal (or greater than 10,000 lipase units/kg of body weight per day).

•	VIOKACETM is not interchangeable with any other pancrelipase product.

•	Exercise caution when prescribing VIOKACETM to patients with gout, renal impairment, or hyperuricemia.

•	There is theoretical risk of viral transmission with all pancreatic enzyme products including VIOKACETM.

•	Exercise caution when administering pancrelipase to a patient with a known allergy to proteins of porcine origin.

•	Adverse reactions occurring in at least 2 chronic pancreatitis or pancreatectomy patients (greater than or equal to 7%) receiving VIOKACETM are biliary tract stones and anal pruritus.

•	The safety and effectiveness of VIOKACETM in pediatric patients have not been established.

For complete information about safety, warnings and precautions for VIOKACETM, please click here for the full Prescribing Information and Medication Guide.

About Aptalis

Aptalis Pharma Inc. is a privately held, leading specialty pharmaceutical company providing innovative, effective therapies for unmet medical needs including cystic fibrosis and gastrointestinal disorders. Aptalis has manufacturing and commercial operations in the United States, the European Union and Canada, and its products include ZENPEP®, CANASA®, CARAFATE®, PYLERA®, LACTEOL®, DELURSAN®, PANZYTRAT® and SALOFALK®. Aptalis also formulates and clinically develops enhanced pharmaceutical and biopharmaceutical products for itself and others using its proprietary technology platforms including bioavailability enhancement of poorly soluble drugs, custom release profiles, and taste-masking/orally disintegrating tablet (ODT) formulations. For more information, visit www.aptalispharma.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Steve Gannon

Senior Vice President, Chief Financial Officer and Treasurer

Aptalis Pharma

+1-450-467-5138

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding the transaction, its timing and terms and statements regarding the expectations for the commercialization and marketing of ULTRESA™ and VIOKACE™. Forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. The words “expects”, “potentially”, “anticipates”, “could”, “calls for” and similar expressions also identify forward-looking statements. These statements are based upon Aptalis’ current expectations and are subject to risks and uncertainties which could cause actual results and developments to differ materially from those expressed or implied in such statements. Factors that could affect actual results and developments include the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings, the successful preparation and implementation of an effective marketing plan, and any other risks set forth in Aptalis’ filings with the SEC, including Aptalis Pharma Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case together with all amendments thereto. Investors should evaluate any statement in light of these important factors. Forward-looking statements contained in this press release are made as of this date, and, other than as required by applicable law, Aptalis undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events could differ materially from those anticipated in the forward-looking statements.